1Q17 Financial Results April 20, 2017 Exhibit 99.2

Forward-looking statements and use of key performance metrics and Non-GAAP financial measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; the rate of growth in the economy and employment levels, as well as general business and economic conditions; our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets; our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations; liabilities and business restrictions resulting from litigation and regulatory investigations; our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks; and management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission on February 24, 2017. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases. Our key performance metrics include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio (Basel III fully phased-in basis). In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress towards these goals as they exclude items that our management does not consider indicative of our on-going financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures. The following tables present reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” items include certain items that may occur in a reporting period which management does not consider indicative of on-going financial performance. The non-GAAP measures presented in the following tables include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “ noninterest expense”, “pre-provision profit”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe “Adjusted” or “Underlying” items in any period do not reflect the operational performance of the business in that period and, accordingly, it is useful to consider these line items with and without “Adjusted” or “Underlying” items. We believe this presentation also increases comparability of period-to-period results. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Provision expense of $96 million decreased $6 million from 4Q16 as lower net charge-offs were partially offset by an increase in the reserve for unfunded commitments Overall credit quality continues to improve; NPLs remain stable QoQ at 97 bps of loans NPL coverage ratio of 117% vs. 118% in 4Q16 and 113% in 1Q16 Allowance to loans and leases of 1.13% vs. 1.15% in 4Q16 and 1.21% in 1Q16 reflects proactive effort to improve underlying credit quality Generated 8% YoY average loan growth, with strength in commercial and retail Average loan yields of 3.69% improved 23 bps YoY, reflecting continued improvement in mix towards more attractive risk-adjusted return asset categories and the benefit of higher rates Consumer Banking — Solid deposit and loan growth. Mortgage loan officer growth of 22 to 560 in 1Q17. Wealth business gaining momentum. Continued momentum in Checkup program to build and deepen relationships Commercial Banking — Very strong YOY fee performance, led by Capital Markets and Interest Rate Products; demonstrates quality, strength and potential of business model Continue to grow balance sheet and add new customers; 10% average loan growth YOY with strength in CRE, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals. Average deposit growth of 17% YOY. Continue to add coverage bankers to expand industry group expertise and extend geographic reach 1Q17 highlights Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017. Current-period regulatory capital ratios are preliminary. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019. Improving profitability and returns Strong capital, liquidity and funding Excellent credit quality Continued progress on strategic growth, efficiency and balance sheet optimization initiatives Robust capital levels with a common equity tier 1 ratio of 11.2%(2); TBV per share of $26.02, up 3% from 1Q16 Repurchased $560 million of common shares during the first three quarters of the CCAR Plan at a weighted-average price of $27.01, and including common dividends returned $756 million to shareholders 1Q17 average deposits increased $8.0 billion, or 8%, vs. 1Q16; period-end loan-to-deposit ratio of 97%; strong LCR Net income of $320 million up 43% vs.1Q16 and up 13% vs. 4Q16; Diluted EPS of $0.61 up 49% vs. 1Q16 and up 11% vs. 4Q16 Continued progress with ROTCE of 9.7%, compared to 6.6% in 1Q16 and 8.4% in 4Q16(1) Results include a $23 million benefit, or $0.04 per diluted common share, related to settlement of state tax matters Underlying net income of $297 million up 5% from 4Q16 and up 33% from 1Q16. Underlying EPS of $0.57 up 4% from 4Q16 and up 39% from 1Q16; Underlying ROTCE of 9.0% improved by 0.6% relative to 4Q16 and 2.4% relative to 1Q16(1) Revenue of $1.4 billion, up 12% YoY and up 2% QoQ NII up 11% YoY and 2% QoQ with NIM of 2.96% up 6 bps from 4Q16 and 10 bps YoY Noninterest income up 15% YoY and up 1% QoQ despite seasonality in service charges and fees Positive operating leverage YoY of 7% – efficiency ratio improved ~4 percentage points YoY to 61.7%(1)

GAAP financial summary

$s in millions	1Q17	4Q16	1Q16	1Q17 change from 4Q16 $	1Q17 change from 4Q16 %	1Q17 change from 1Q16 $	1Q17 change from 1Q16 %	YoY excluding certain tax items[1]
Net interest income	$1,005	$ 986	$ 904	$ 19	2 %	$ 101	11 %	
Noninterest income	379	377	330	2	1	49	15	
Total revenue	1,384	1,363	1,234	21	2	150	12	
Noninterest expense	854	847	811	7	1	43	5	
Pre-provision profit	530	516	423	14	3	107	25	
Provision for credit losses	96	102	91	(6)	(6)	5	5	
Income before income tax expense	434	414	332	20	5	102	31	
Income tax expense	114	132	109	(18)	(14)	5	5	↑ 26%
Net income	$ 320	$ 282	$ 223	$ 38	13	$ 97	43	↑ 33%
Preferred dividends	7	—	7	7	100	—	—	
Net income available to common stockholders	$ 313	$ 282	$ 216	$ 31	11 %	$ 97	45 %	↑ 34%
$s in billions								
Average interest-earning assets	$ 136	$ 135	$ 126	$ 2	1 %	$ 10	8 %	
Average deposits	$ 110	$ 109	$ 102	$ 1	1 %	$ 8	8 %	
Key performance metrics[1]								
Net interest margin	2.96 %	2.90 %	2.86 %	6 bps		10 bps		
Loan-to-deposit ratio[2]	97.0	98.6	99.2	(159)		(213)		
ROACE	6.5	5.7	4.5	82		207		↑160 bps
ROTCE	9.7	8.4	6.6	125		307		↑237 bps
ROA	0.9	0.8	0.7	11		22		↑ 16 bps
ROTA	0.9	0.8	0.7	12		23		↑ 17 bps
Efficiency ratio	61.7 %	62.2 %	65.7 %	(50) bps		(398) bps		
FTEs[3]	17,515	17,639	17,902	(124)	(1) %	(387)	(2) %	
Per common share								
Diluted earnings	$ 0.61	$ 0.55	$ 0.41	$0.06	11 %	$0.20	49 %	↑ 39%
Tangible book value[1]	$26.02	$25.69	$25.21	$0.33	1 %	$0.81	3 %	
Average diluted shares outstanding (in millions)	511.3	513.9	530.4	(2.5)	— %	(19.1)	(4) %	

Highlights

Linked quarter:

- Net income up 13% and EPS up 11% from 4Q16
  - 1Q17 results included a $23 million, or $0.04, benefit related to settlement of state tax matters that lowered the tax rate by 5.2 per cent
  - Underlying net income up 5% and EPS up 4%[1]
- NII up $19 million, or 2%, reflecting 1.5% average loan and LHFS growth and a 6 bp improvement in NIM, given higher earning asset yields including the benefit of rising rates.
- Noninterest income improved $2 million
  - Reflects strength in capital markets fees, card fees and trust and investment services fees, partially offset by seasonally lower service charges and fees, and lower mortgage banking fees and FX and interest rate product income
- Noninterest expense increased $7 million from 4Q16
  - Driven by seasonally higher payroll taxes and 401(k) benefit costs
- Provision for credit losses decreased $6 million

Prior-year quarter:

- Net income up 43%, reflecting strong revenue growth and positive operating leverage of 7%; EPS up 49%
- Underlying net income up 33% and EPS up 39%[1]
- NII up $101 million, or 11%, with 8% average loan growth and a 10 bp improvement in NIM on improving loan yields given improved portfolio mix and higher rates
- Noninterest income up $49 million, largely reflecting strength in capital markets, FX and interest rate products, card and mortgage banking fees
- Noninterest expense up $43 million, driven by higher salaries and employee benefits tied to a change in the timing of incentive payments, as well as higher occupancy, software and other expense
- Provision for credit losses increased $5 million

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. "Underlying" results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Citizens Financial Group, Inc.

4

Net interest income Highlights Includes interest-bearing cash and due from banks and deposits in banks. Linked quarter: NII up $19 million, or 2% Reflects 1.5% average loan growth driven by commercial, education, mortgage and other unsecured retail loans, partially offset by the impact of lower day count of $14 million NIM of 2.96% improved 6 bps from fourth quarter 2016 Reflects improved commercial and consumer loan yields given continued portfolio mix shift towards higher-return assets and higher interest rates, which also benefited investment portfolio yields. These were partially offset by the impact of securities portfolio growth and higher funding costs Prior-year quarter: NII up $101 million, or 11%, with NIM up 10 bps 8% average loan growth Increase in NIM reflects higher commercial and consumer loan yields given balance sheet optimization initiatives and higher interest rates, partially offset by the impact of securities portfolio growth and higher deposit and funding costs Net interest income $s in millions, except earning assets Average interest-earning assets Average interest-earning assets Net interest income Net interest margin

Net interest margin NIM walk 1Q16 to 1Q17 NIM walk 4Q16 to 1Q17 2.90% 2.96% 0.08% (0.01)% (0.03)% 0.02% 4Q16 NIM% Loan yields Borrowing costs/other Deposit costs Investment portfolio yield/growth 1Q17 NIM%

Note: Other income includes bank-owned life insurance and other income. Noninterest income Linked quarter: Noninterest income improved $2 million Service charges and fees decreased $7 million, reflecting seasonality and fewer days Card fees increased $10 million as revised contract terms commencing this quarter for core processing fees and a reduction in card rewards expense more than offset the impact of seasonally lower purchase volumes Capital markets fees increased $11 million, led by strong results in loan syndications, bond underwriting and advisory fees Trust and investment services fees increased $5 million, driven by higher sales volume given increased staffing FX and interest rate products income decreased $4 million from strong fourth quarter levels Mortgage banking fees decreased $13 million from fourth quarter levels that included higher MSR valuations and origination volumes Prior-year quarter: Noninterest income improved $49 million, or 15% Card fees increased $10 million as the benefit of revised contract terms commencing this quarter for core processing fees and a reduction in card reward expense was partially offset by lower out-of-network ATM fees Capital markets fees increased $23 million, reflecting particular strength in loan syndications, bond underwriting and advisory fees given strong market volume and expanded capabilities FX and interest rate products income increased $9 million, driven by strong client hedging activity and expanded capabilities Mortgage banking fees grew $5 million, reflecting improved MSR valuations and higher origination volumes Securities gains decreased $5 million Highlights $s in millions

Highlights $s in millions Linked quarter: Noninterest expense increased $7 million, or 1% Salaries and employee benefits expense increased $24 million given the impact of seasonally higher payroll taxes and 401(k) benefit costs FTEs decreased 124, as efficiency reductions offset strategic hiring Occupancy increased $5 million, reflecting higher branch rationalization costs and seasonally higher maintenance costs Outside services were $7 million lower, reflecting the impact of our ongoing efficiency initiatives Other expense decreased $13 million, reflecting lower insurance, fraud and regulatory costs Prior-year quarter: Noninterest expense increased $43 million, or 5%, driven by higher salaries and employee benefits Salaries and employee benefits up $19 million given higher payroll taxes and 401(k) benefit costs, largely tied to a change in the timing of incentive payments, as well as higher revenue-based incentives FTEs decreased 387 reflecting our efficiency initiatives, which more than offset sales force and strategic hiring Occupancy increased $6 million, driven by branch rationalization costs Amortization of software was up $5 million, reflecting the impact of technology investments Other expense increased $11 million related to higher FDIC insurance expense and higher fraud and regulatory costs Noninterest expense

Consolidated average balance sheet Linked quarter: Total earning assets up $1.7 billion, or 1%, with loan growth of $1.5 billion, or 1.5%. Period-end loans up $442 million Commercial loans up $1.0 billion, or 2%, on continued strength in Commercial Real Estate, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals Retail loans up $529 million, or 1%, driven by growth in Education Finance, Home Mortgage and Consumer Unsecured, partially offset by lower Home Equity and Automotive balances Total deposits increased $829 million, or 1%, reflecting growth in checking with interest, savings and term deposits. Period-end deposits up $2.3 billion or 2% Borrowed funds increased $1.0 billion, driven by an increase in long-term FHLB borrowings Prior-year quarter: Total earning assets up $10.2 billion, or 8%, with loan growth of $7.8 billion, or 8% Commercial loans up $5.0 billion, or 11%, driven by strength in Mid-corporate and Middle Market, Commercial Real Estate, Franchise Finance and Industry Verticals Retail loans up $2.8 billion, or 5%, driven by strength in Education Finance, Home Mortgage, and Consumer Unsecured, partially offset by lower Home Equity balances Total deposits up $8.0 billion, or 8%, reflecting growth in all deposit categories Borrowed funds increased $2.4 billion, reflecting growth in long-term senior debt and long-term FHLB borrowings as we continue to strengthen our term funding profile Highlights Note: Loan portfolio trends reflect non-core portfolio impact not included in segment results on pages 10 and 11. $136.4 billion Interest-earning assets $126.3 billion Deposits/borrowed funds Total Retail 41% Total Commercial 39% CRE Other Commercial Residential mortgage Total home equity Automobile Other Retail Investments and interest-bearing deposits Retail / Personal Commercial/ Municipal/ Wholesale Borrowed funds

Consumer Banking average loans and leases Other includes Credit Card, RV, Marine, Other. $s in billions Linked quarter: Average loans increased $655 million, or 1%, largely reflecting growth in education, residential mortgages and other unsecured categories, partially offset by lower home equity and automotive balances Consumer loan yields up 10 bps, reflecting continued improvement in mix towards higher risk-adjusted return categories and the impact of higher rates Prior-year quarter: Average loans increased $3.4 billion, or 6%, driven by residential mortgages, education and other unsecured categories, partially offset by lower home equity balances Consumer loan yields up 22 bps, reflecting initiatives to improve risk-adjusted returns, along with the benefit of higher interest rates Highlights Average loans and leases (1)

Commercial Banking average loans and leases Linked quarter: Average loans up $1.1 billion, or 2%, with continued strength in Commercial Real Estate, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals Loan yields improved 23 bps, largely tied to an increase in 30-day LIBOR Prior-year quarter: Average loans up $4.2 billion, or 10%, on strength in Mid-corporate and Middle Market, Commercial Real Estate, Franchise Finance and Industry Verticals Loan yields increased 41 bps, reflecting improved mix and higher rates Other includes Business Capital, Govt, Corporate Finance, Treasury Solutions, Corporate and Commercial Banking Admin. Highlights $s in billions Average loans and leases (1)

Average funding and cost of funds Linked quarter: Total average deposits up $829 million, or 1% Largely reflecting growth in term deposits, checking with interest and savings partially offset by seasonally lower commercial deposits Total deposit costs of 0.32% increased 4 bps, reflecting the impact of higher interest rates and growth in commercial deposits over the quarter On a period-end basis, Consumer and Commercial deposits up 2% Total cost of funds increased 5 bps driven by the increase in deposit costs and the impact of growth in long-term funding Prior-year quarter: Total average deposits increased $8.0 billion, or 8%, on strength across all categories Total deposit costs increased 8 bps as the impact of higher short-term rates was partially offset by growth in lower-cost categories and continued pricing discipline On a period-end basis, deposits up 9% with Consumer Banking up 6% and Commercial Banking up 20% Total cost of funds increased 9 bps, reflecting a continued shift towards a more balanced mix of long-term and short-term funding along with the impact of higher interest rates Highlights Average interest-bearing liabilities and DDA $s in billions Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings

Overall credit quality continues to improve, reflecting growth in higher quality, lower risk retail loans and stable risk appetite in commercial NPLs to total loans and leases of 0.97% was stable with 4Q16 and improved 10 bps from 1.07% in 1Q16 NPLs decreased $29 million from 1Q16, reflecting a $72 million decrease in retail and a $43 million increase in commercial Net charge-offs of $87 million, or 0.33% of average loans and leases, decreased $17 million driven by a reduction in auto from higher 4Q16 levels, which included a $7 million impact tied to a methodology change Commercial net charge-offs of $19 million increased $3 million from 4Q16 Retail net charge-offs of $68 million decreased $20 million, driven by an $8 million reduction in auto from higher 4Q16 levels that included a $7 million impact of a methodology change in auto. Results also reflected improvement in real-estate secured and education portfolios Provision for credit losses of $96 million decreased $6 million from 4Q16 as a reduction in net charge-offs was partially offset by an increase in the reserve for unfunded commitments; YoY results relatively stable Allowance to total loans and leases of 1.13% vs. 1.15% in 4Q16 and 1.21% in 1Q16, reflects proactive efforts to improve underlying credit quality Strong credit-quality trends continue Highlights Allowance for loan and lease losses to nonperforming loans and leases. $s in millions (1) Nonperforming loans Allowance for loan and lease losses Provision for credit losses 1Q16 2Q16 3Q16 4Q16 1Q17 Provision for credit losses, net charge-offs (recoveries)

Capital and liquidity remain strong

$s in billions (period-end)	1Q16	2Q16	3Q16	4Q16	1Q17
	as of				
Basel III transitional basis[1,2]					
Common equity tier 1 capital	$ 13.6	$ 13.8	$ 13.8	$ 13.8	$ 13.9
Risk-weighted assets	$ 116.6	$ 119.5	$ 121.6	$ 123.9	$ 124.9
Common equity tier 1 ratio	**11.6 %**	**11.5 %**	**11.3 %**	**11.2 %**	**11.2 %**
Total capital ratio	**15.1 %**	**14.9 %**	**14.2 %**	**14.0 %**	**14.0 %**
Basel III fully phased-in[1,3]					
Common equity tier 1 ratio	11.6%	11.5%	11.3%	11.1%	11.1%

Capital ratio trend



15.1%
11.6%
14.9%
11.5%
14.2%
11.3%
14.0%
11.2%
14.0%
11.2%
1Q16
2Q16
3Q16
4Q16
1Q17
Total capital ratio(1,2)
Common equity tier 1 ratio(1,2)

Loan-to-deposit ratio[5]



99%
98%
98%
99%
97%
1Q16
2Q16
3Q16
4Q16
1Q17

Highlights

- Capital levels remain at the higher end of the range for regional peers
- 1Q17 Basel III common equity tier 1 capital ratio (transitional basis) remained stable
  - Net income: ~26 bps increase
  - RWA growth: ~10 bps decrease
  - Common share repurchase: ~10 bps decrease
  - Dividends: ~6 bps decrease
- LDR of 97% decreased 159 bps from 4Q16
- Fully compliant with LCR and current understanding of NSFR[4]
- 2016 CCAR plan reflects continued commitment towards prudent return of capital with up to $690 million in share repurchases
  - Repurchased $560 million of common shares during the first three quarters of the CCAR Plan at a weighted-average price of $27.01

1) Current-reporting period regulatory capital ratios are preliminary.
2) Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019. Ratios also reflect the required U.S. Standardized methodology for calculating RWAs, effective January 1, 2015.
3) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
4) Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG's minimal LCR requirement of 90% began January 2016. Reflects current understanding of Net Stable Funding Ratio (NSFR).
5) Period end includes held for sale.

Citizens Financial Group, Inc.

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Summary of progress on strategic initiatives

	Initiative	1Q17 Status	Commentary
Consumer	Grow and deepen relationships with primary households		Primary households up ~23,000 YoY and added ~15,000 primary HHs with a loan or investment. Continue to build out Mass Affluent and Affluent value propositions. Citizens Checkup continues to help build stronger relationships with customers and maintains high levels of customer satisfaction.
Consumer	Expand mortgage sales force		Expanding platform with LOs up 124 YoY and 22 from 4Q16 to 560. Originations up 20% YoY though down 25% from 4Q16 due to re-finance headwinds. Fulfillment efficiency and top-box satisfaction showing improvement. Strengthening linkages with wealth business.
Consumer	Optimize Auto		Continue to optimize returns in business through focus on most profitable dealers and increased pricing. Reducing portfolio in favor of more attractive student and unsecured assets. SCUSA deal ends April 30.
Consumer	Grow Education/Unsecured Credit		Continued strong momentum in education with total loan balances up 45% YoY driven by steady growth in Ed Refi. Apple iUp balances up nicely YoY, adding new partners; expanding unsecured through targeted marketing.
Consumer	Expand Business Banking		Loan originations up YoY reflecting increased demand for credit and new sales alignment implemented last year. Deposit balances up 6% YoY.
Consumer	Expand Wealth		Expand Wealth FCs up 31 YoY to 360. YoY managed money sales up 300% with Investment sales up 25%. Fee-based business mix improved to 36% from 14% in 1Q16.
Commercial	Continue development of Capital and Global Markets activities		Fee income up 89% YoY reflecting strong capital markets activity in loan and bond markets and modest growth in derivatives and FX activity; benefitting from expanded capabilities.
Commercial	Build out Treasury Solutions		Fees up 8% compared to prior year quarter reflecting pricing increase, improving sales activity, and a 15% increase in commercial card fees. Maintaining focus on growing deposits. Continuing to build out product and industry specialist teams.
Commercial	Grow Franchise Finance		Strong growth with balances up 27% YoY. Continue expansion in well-established brands of quick service and fast casual franchises.
Commercial	Expand Middle Market		Loan balances up 5% and origination volumes up 51% YoY. Deposits up $590 million, or 8%, and fee income up 16% YoY driven by initiatives to deepen relationships with customers.
Commercial	Build out Mid-Corp & verticals		Overall loan growth of 18% YoY, driven by Healthcare and Technology industry verticals, which had loan growth of 28% YoY. Fee income up $26 million, or 80% YoY.
Commercial	Prudently grow CRE		Continue to deepen client penetration with top developers in core geographies, while moderating growth in multi-family and retail sectors. CRE loans grew 16% YoY to $10.1 billion.
Commercial	Reposition Asset Finance		Continue to realign product offering and strategy towards core Middle Market and Mid-Corp customers to drive improved spread and fees.
CFG	Balance Sheet Optimization		NIM increased 10 bps YoY, with approximately half of the increase due to continued execution of balance sheet strategies targeting improved mix and pricing. Continue to optimize auto and asset finance portfolios for higher returns.
CFG	TOP III		TOP III Program on track to meet targeted run-rate pre-tax benefit of $100-$115 million by end of 2017.

15

Self funding necessary investments through our efficiency initiatives

Tapping Our Potential (TOP) programs remain on track

TOP III Program

Launched mid 2016 — Targeted run-rate pre-tax benefit of $100-$115 million by end of 2017

Revenue initiatives — Target ~$25-$30 million

- **Commercial Attrition**: Predictive tool and early intervention efforts are being executed to reduce Middle Market and Treasury Solutions attrition
- **Unsecured Lending**: Initiative launched with good response rates; early read on performance is positive and customer profiles are strong
- **Business Banking Share of Wallet**: Executing on plans to deepen share with cash management, card, and FX

Expense initiatives — Target ~$55-$65 million

- **Consumer Efficiencies**: First phase of streamlining non-revenue staff is complete; focus is now on executing branch optimization actions
- **Commercial Efficiencies**: Streamlined end-to-end processing and portfolio management; actions are complete
- **Functional Efficiencies**: Streamlined forecasting and reporting in finance and recruiting and training in HR; actions are complete
- **Fraud:** Launched enhancements to claims management and reporting process; launching improvements to detection activities

Tax efficiencies — Target ~$20 million[(1)]

- **Tax-Rate Optimization**: Taking steps to move closely/align tax rate to peer levels; showing progress in investment and historic tax credits

1) ~$20 million pre-tax benefit; noninterest income pre-tax impact ~($20) million; tax expense benefit of ~$40 million on a pre-tax equivalent basis.

Citizens Financial Group, Inc.

16

Goal is to deliver a 10%+ run-rate ROTCE in the medium term 1.0%+ Adjusted efficiency ratio(1) ~60% 10%+ Making consistent progress against our financial goals Medium-term targets Key Indicators Adjusted ROTCE(1) Adjusted return on average total tangible assets(1) EPS Adjusted diluted EPS(1) Common equity tier 1 ratio(2) (3) Underlying results(1) Reported results(1) 9.68% 8.98% 0.91% 0.85% Adjusted results(1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Adjusted” results, which exclude restructuring charges, special items and/or notable items, as applicable are displayed for periods from 3Q13 through 4Q16. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017. Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Commencement of separation effort from RBS. $0.61 $0.57

2Q17 outlook

	1Q17	2Q17 expectations vs. 1Q17
Net interest income, net interest margin	▪ $108.1 billion average loans ▪ 2.96% NIM	▪ Period-end loans up ~1.5%; ~1% average loan growth ▪ Expect ~3-4 basis point improvement in net interest margin given benefit of recent rate rise
Noninterest income	▪ $379 million noninterest income	▪ Expect a decrease from 1Q17 levels that included particularly strong results in capital markets
Noninterest expense	▪ $854 million noninterest expense	▪ Relatively stable ▪ Positive operating leverage and further efficiency ratio improvement
Credit trends, tax rate	▪ $96 million provision expense ▪ 26.4% tax rate	▪ Provision expense stable/slightly higher on loan growth, with relatively stable charge-offs ▪ Tax rate of ~32%
Capital, liquidity and funding	▪ 11.2% CET1 ratio ▪ 99% avg. loan-to-deposit ratio	▪ Quarter-end Basel III common equity tier 1 ratio ~11.1% ▪ Loan-to-deposit ratio of ~97-98%

Citizens Financial Group, Inc.
18

Key messages Citizens 1Q17 results highlight continued momentum Strong revenue, net income and EPS growth Robust operating leverage, expanding net interest margin, improving efficiency ratio and active capital management ROTCE of 9.7%; 9.0% excluding the impact of certain state tax matters Strong balance sheet position Peer-leading CET1 ratio permits strong loan growth and attractive returns to shareholders Attractive loan growth with continued improvement in credit quality Disciplined execution on growing more attractive risk-adjusted return portfolios Keen focus on continuous improvement and delivering benefits from TOP efficiency programs Continue to self-fund significant investments in technology, talent and growth initiatives Strong execution against initiatives In particular, Capital Markets, Global Markets and Wealth Management showed strong momentum in 1Q17 On track to deliver well for all stakeholders in 2017 Progressing well on objectives for customers, colleagues, communities, shareholders and regulators Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017.

Appendix

Linked-quarter results á 0.4% á 2% á 3% EPS á11% á12 bps á125 bps Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017. Pre-provision profit $s in millions Return on average total tangible assets $s in billions Net income and EPS $s in millions, except per share data Return on average tangible common equity $s in billions Period-end loans $s in billions Period-end deposits $s in billions (1) á 13% $297 $0.55 $0.61 $0.57 GAAP results Underlying results 9.0% Underlying EPS á 4% GAAP results Underlying results (2) (2) Underlying á 55 bps

$297 $0.57 9.0% Underlying EPS á 39% Underlying á 237 bps Quarter-over-quarter results á 25% á 7% á 9% á23 bps á307 bps EPS á 49% á 43% $0.61 Pre-provision profit $s in millions Return on average total tangible assets $s in billions Net income and EPS $s in millions, except per share data Return on average tangible common equity $s in billions Period-end loans $s in billions Period-end deposits $s in billions (1) GAAP results Underlying results GAAP results Underlying results (2) (2) Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017. $0.41

We remain positioned for rising rates…

…but also see continued opportunity to enhance performance by executing well on our initiatives

Interest rate sensitivity ranking

(200 bps gradual increase)


11.0%
6.5%
6.5%
6.0%
5.2%
3.1%
1.9%
1.8%
1.7%
1.1%
CMA
MTB
RF
CFG
PNC
BBT
FITB
USB
STI
KEY

Interest rate sensitivity trend


6.9%
6.8%
5.8%
5.9%
6.0%
2.8%
3.2%
4.6%
3.1%
1Q16
2Q16
3Q16
4Q16
1Q17
CFG
Peer median

- Net interest income poised to benefit from rising rates
  - Continue to target asset sensitivity at ~ 6% as it is relatively early in the Federal Reserve's rate and balance sheet normalization course
  - Most sensitive to the short end of the curve given that ~85% of commercial loans are floating rate and relatively large HELOC portfolio
- Securities portfolio effective duration increased to 4.4 years compared with 4.3 years at December 31, 2016 and 2.9 years at March 31, 2016
  - Reflects impact of higher long-term rates, which reduced mortgage prepayment speeds

Note: CFG data as of 1Q17. Peer data from SNL as of 4Q16. Peer banks include BBT, CMA, FITB, KEY, MTB, PNC, RF, STI and USB. Peer estimates based on the public disclosures as of the most recent quarter available and utilizes a 200 basis point gradual increase above 12-month forward curve except PNC, which is based on a 100 basis point gradual increase and STI, which is based on a 200 basis point shock. PNC and STI excluded from peer median.
1) Calculated before the impact of hedges.

Citizens Financial Group, Inc.

23

Consumer Banking segment

$s in millions	1Q17	4Q16	1Q16	1Q17 change from 4Q16 $	1Q17 change from 4Q16 %	1Q17 change from 1Q16 $	1Q17 change from 1Q16 %
Net interest income	$ 638	$ 639	$ 581	$ (1)	— %	$ 57	10 %
Noninterest income	220	227	208	(7)	(3)	12	6
Total revenue	858	866	789	(8)	(1)	69	9
Noninterest expense	647	649	616	(2)	—	31	5
Pre-provision profit	211	217	173	(6)	(3)	38	22
Provision for credit losses	64	74	63	(10)	(14)	1	2
Income before income tax expense	147	143	110	4	3	37	34
Income tax expense	52	51	39	1	2	13	33
Net income	**$ 95**	**$ 92**	**$ 71**	**$ 3**	**3 %**	**$ 24**	**34 %**
Average balances $s in billions							
Total loans and leases[2]	$ 57.3	$ 56.7	$ 53.7	$ 0.6	1 %	$ 3.6	7 %
Total deposits	$ 74.1	$ 73.1	$ 70.9	$ 1.0	1 %	$ 3.3	5 %
Mortgage Banking metrics							
Originations	$ 1,664	$ 2,220	$ 1,386	$ (556)	(25) %	$ 278	20 %
Origination Pipeline	1,741	1,868	2,126	(127)	(7) %	(385)	(18) %
Gain on sale of secondary originations	1.92%	1.81%	2.40%	11 bps		(48) bps	
Key performance metrics							
ROTCE[1,3]	7.1%	7.0%	5.6%	9 bps		147 bps	
Efficiency ratio[1]	75%	75%	78%	51 bps		(267) bps	

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Highlights

Linked quarter:

- Net income increased $3 million, or 3%
- Net interest income remained relatively stable vs. 4Q16 as the benefit of higher education, mortgage and unsecured retail loan balances and improved loan yields, including higher rates, was partially offset by the impact of fewer days and in increase in deposit costs
- Average loans up $598 million, or 1%, and average deposits up $1.0 billion, or 1%, from 4Q16
- Noninterest income down $7 million, as a reduction in mortgage banking from fourth quarter levels that included improved MSR valuations and higher origination volumes, and seasonally lower service charges more than offset an increase in card fees and higher trust and investment services fees
  - Higher card fees reflect revised contract terms commencing this quarter for core processing fees and a reduction in card rewards expense
- Noninterest expense relatively stable with 4Q16 as an increase in salaries and employee benefit costs, given the impact of seasonally higher payroll taxes and (401)k benefit costs, and higher occupancy costs associated with branch rationalization and seasonally higher maintenance costs were largely offset by lower outside services expense and a reduction in other operating expense, largely regulatory and fraud costs
- Provision for credit losses down $10 million, largely driven by improvements in auto from higher fourth quarter levels, which included a $7 million increase related to a methodology change

Prior-year quarter:

- Net income up $24 million, or 34%
- Net interest income up $57 million, or 10%, driven by a $3.6 billion increase in average loans led by education, mortgage and consumer unsecured, along with higher loan yields, partially offset by an increase in deposit costs
- Average loans up $3.6 billion, or 7%, and average deposits up $3.3 billion, or 5%, from 1Q16
- Noninterest income increased $12 million, driven by an increase in card fees, which included core processing fees and a reduction in card rewards expense, as well as an increase in mortgage banking fees, which reflects improved MSR valuations and higher origination volumes
- Noninterest expense increased $31 million, or 5%, largely driven by an increase in salaries and employee benefits tied to higher commissions and payroll taxes as well as other expenses largely tied to insurance and fraud and regulatory costs
- Provision for credit losses up $1 million, largely driven by higher net charge-offs in auto and education

24

Commercial Banking segment

$s in millions	1Q17	4Q16	1Q16	1Q17 change from 4Q16 $	1Q17 change from 4Q16 %	1Q17 change from 1Q16 $	1Q17 change from 1Q16 %
Net interest income	$ 346	$ 347	$ 300	$ (1)	— %	$ 46	15 %
Noninterest income	134	122	99	12	10	35	35
Total revenue	480	469	399	11	2	81	20
Noninterest expense	190	187	187	3	2	3	2
Pre-provision profit	290	282	212	8	3	78	37
Provision for credit losses	19	20	9	(1)	(5)	10	111
Income before income tax expense	271	262	203	9	3	68	33
Income tax expense	91	90	70	1	1	21	30
Net income	**$ 180**	**$ 172**	**$ 133**	**$ 8**	**5 %**	**$ 47**	**35 %**
Average balances $s in billions							
Total loans and leases [2]	$ 48.2	$ 47.0	$ 43.9	$ 1.1	2 %	$ 4.3	10 %
Total deposits	$ 29.0	$ 29.4	$ 24.8	$ (0.4)	(1) %	$ 4.1	17 %
Key performance metrics							
ROTCE [1,3]	13.2%	12.9%	11.2%	24 bps		199 bps	
Efficiency ratio [1]	40%	40%	47%	(3) bps		(694) bps	

Highlights

Linked quarter:

- Commercial Banking net income increased $8 million, or 5%
- Total revenue increased $11 million, or 2%, driven by loan growth and higher loan yields
- Average loans up $1.1 billion; deposits decreased $437 million
  - Loan growth driven by growth in Commercial Real Estate, Franchise Finance and Industry Verticals
- Noninterest income increased $12 million, or 10%, reflecting strength in capital markets and modest improvements in card fees and service charges, which more than offset lower foreign exchange and interest rate products fees from strong fourth quarter levels
- Noninterest expense increased $3 million, or 2%, largely reflecting higher salaries and benefits expense tied to seasonally higher payroll taxes and 401(k) benefit costs
- Provision for credit losses improved $1 million

Prior-year quarter:

- Net income increased $47 million, or 35%
- Net interest income was up $46 million, or 15%, driven by 10% loan growth and improved loan yields including higher rates, partially offset by higher deposit costs
- Noninterest income increased $35 million from first quarter 2016 levels, largely reflecting strength in capital markets, foreign exchange and interest rate products and card fees
- Noninterest expense increased $3 million from first quarter 2016, driven by higher salaries and employee benefits largely tied to higher payroll taxes given the change in timing of incentive compensation. Expense results also reflect higher amortization of software and a reduction in outside services
- Provision for credit losses increased $10 million from first quarter 2016, driven by increased losses

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Citizens Financial Group, Inc.
25

Other

$s in millions	1Q17	4Q16	1Q16	1Q17 change from 4Q16 $	1Q17 change from 4Q16 %	1Q17 change from 1Q16 $	1Q17 change from 1Q16 %
Net interest income	$ 21	$ —	$ 23	$ 21	100 %	$ (2)	(9) %
Noninterest income	25	28	23	(3)	(11)	2	9
Total revenue	46	28	46	18	64	—	—
Noninterest expense	17	11	8	6	55	9	113
Pre-provision profit (loss)	29	17	38	12	71	(9)	(24)
Provision for credit losses	13	8	19	5	63	(6)	(32)
Income (loss) before income tax expense (benefit)	16	9	19	7	78	(3)	(16)
Income tax expense (benefit)	(29)	(9)	—	(20)	(222)	(29)	(100)
Net income (loss)	**$ 45**	**$ 18**	**$ 19**	**$ 27**	**150 %**	**$ 26**	**137 %**

Average balances $s in billions	1Q17	4Q16	1Q16	1Q17 change from 4Q16 $	1Q17 change from 4Q16 %	1Q17 change from 1Q16 $	1Q17 change from 1Q16 %
Total loans and leases	$ 3.2	$ 3.4	$ 3.0	$ (0.2)	(5) %	$ 0.2	7 %
Total deposits	$ 6.8	$ 6.6	$ 6.3	$ 0.3	4 %	$ 0.6	9 %

Highlights

Linked quarter:

- Other recorded net income of $45 million, up $27 million
- First quarter results included a $23 million benefit, or $0.04 per diluted common share, related to settlement of certain state tax matters that lowered the effective tax rate by 5.2 per cent
- Other reflects net interest income of $21 million in first quarter 2017 versus zero net interest income in fourth quarter 2016, given higher residual funds transfer pricing and higher investment income, partially offset by the lower benefit of swaps and higher funding costs
- Noninterest income of $25 million decreased $3 million, largely reflecting fourth quarter gains not recorded in first quarter
- Noninterest expense of $17 million increased $6 million, driven by the impact of seasonally higher payroll taxes and higher incentives
- Provision for credit losses of $13 million increased $5 million

Prior-year quarter:

- Other net income up $26 million, driven by a $23 million benefit, or $0.04 per diluted common share, related to the settlement of state tax matters that lowered the effective tax rate by 5.2 per cent
- Net interest income decreased $2 million, reflecting higher funding costs and the lower benefit of swaps, partially offset by higher investment income and higher residual funds transfer pricing
- Noninterest income remained stable
- Noninterest expense up $9 million, largely reflecting increased depreciation expense related to non-core leases transferred from Commercial
- Provision for credit losses decreased, reflecting lower net charge-offs in non-core

* Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.

26

Key performance metrics, Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS								
							1Q17 Change			
		1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16	
							$	%	$	%
Noninterest income, adjusted:										
Noninterest income (GAAP)		$379	$377	$435	$355	$330	$2	1 %	$49	15 %
Less: Notable items		—	—	67	—	—	—	—	—	—
Noninterest income, adjusted (non-GAAP)		$379	$377	$368	$355	$330	$2	1 %	$49	15 %
Total revenue, adjusted:										
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$21	2 %	$150	12 %
Less: Notable items		—	—	67	—	—	—	—	—	—
Total revenue, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$21	2 %	$150	12 %
Noninterest expense, adjusted:										
Noninterest expense (GAAP)	C	$854	$847	$867	$827	$811	$7	1 %	$43	5 %
Less: Notable items		—	—	36	—	—	—	—	—	—
Noninterest expense, adjusted (non-GAAP)	D	$854	$847	$831	$827	$811	$7	1 %	$43	5 %
Pre-provision profit:										
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$21	2 %	$150	12 %
Noninterest expense (GAAP)	C	854	847	867	827	811	7	1	43	5
Pre-provision profit (GAAP)		$530	$516	$513	$451	$423	$14	3 %	$107	25 %
Pre-provision profit, adjusted:										
Total revenue, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$21	2 %	$150	12 %
Less: Noninterest expense, adjusted (non-GAAP)	D	854	847	831	827	811	7	1	43	5
Pre-provision profit, adjusted (non-GAAP)		$530	$516	$482	$451	$423	$14	3 %	$107	25 %
Income before income tax expense, adjusted:										
Income before income tax expense (GAAP)		$434	$414	$427	$361	$332	$20	5 %	$102	31 %
Less: Income before income tax expense (benefit) related to notable items		—	—	31	—	—	—	—	—	—
Income before income tax expense, adjusted (non-GAAP)		$434	$414	$396	$361	$332	$20	5 %	$102	31 %
Income tax expense and effective income tax rate, adjusted:										
Income tax expense (GAAP)		$114	$132	$130	$118	$109	($18)	(14%)	$5	5 %
Less: Income tax expense (benefit) related to notable items		—	—	12	—	—	—	—	—	—
Income tax expense, adjusted (non-GAAP)		$114	$132	$118	$118	$109	($18)	(14%)	$5	5 %
Net income, adjusted:										
Net income (GAAP)	E	$320	$282	$297	$243	$223	$38	13 %	$97	43 %
Add: Notable items, net of income tax expense (benefit)		—	—	(19)	—	—	—	—	—	—
Net income, adjusted (non-GAAP)	F	$320	$282	$278	$243	$223	$38	13 %	$97	43 %
Net income available to common stockholders, adjusted:										
Net income available to common stockholders (GAAP)	G	$313	$282	$290	$243	$216	$31	11%	$97	45 %
Add: Notable items, net of income tax expense (benefit)		—	—	(19)	—	—	—	—	—	—
Net income available to common stockholders, adjusted (non-GAAP)	H	$313	$282	$271	$243	$216	$31	11 %	$97	45 %

Citizens Financial Group, Inc.™

27

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 1) Basel III ratios assume certain definitions impacting qualifying Basel III capital, which otherwise will phase in through 2019, are fully phased-in. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.

Key performance metrics, Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS					1Q17 Change			
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16	
						$	%	$	%
Other income, adjusted									
Other income (GAAP)	$24	$25	$87	$15	$20	($1)	(4%)	$4	20 %
Less: Notable items	–	–	67	–	–	–	–	–	–
Other income, adjusted (non-GAAP)	$24	$25	$20	$15	$20	($1)	(4%)	$4	20 %
Salaries and employee benefits, adjusted:									
Salaries and employee benefits (GAAP)	$444	$420	$432	$432	$425	$24	6 %	$19	4 %
Less: Notable items	–	–	11	–	–	–	–	–	–
Salaries and employee benefits, adjusted (non-GAAP)	$444	$420	$421	$432	$425	$24	6 %	$19	4 %
Outside services, adjusted:									
Outside services (GAAP)	$91	$98	$102	$86	$91	($7)	(7%)	$–	–%
Less: Notable items	–	–	8	–	–	–	–	–	–
Outside services, adjusted (non-GAAP)	$91	$98	$94	$86	$91	($7)	(7%)	$–	–%
Occupancy, adjusted:									
Occupancy (GAAP)	$82	$77	$78	$76	$76	$5	6 %	$6	8 %
Less: Notable items	–	–	–	–	–	–	–	–	–
Occupancy, adjusted (non-GAAP)	$82	$77	$78	$76	$76	$5	6 %	$6	8 %
Equipment expense, adjusted:									
Equipment expense (GAAP)	$67	$69	$65	$64	$65	($2)	(3%)	$2	3 %
Less: Notable items	–	–	–	–	–	–	–	–	–
Equipment expense, adjusted (non-GAAP)	$67	$69	$65	$64	$65	($2)	(3%)	$2	3 %
Amortization of software, adjusted:									
Amortization of software (GAAP)	$44	$44	$46	$41	$39	$–	–%	$5	13 %
Less: Notable items	–	–	3	–	–	–	–	–	–
Amortization of software, adjusted (non-GAAP)	$44	$44	$43	$41	$39	$–	–%	$5	13 %
Other operating expense, adjusted:									
Other operating expense (GAAP)	$126	$139	$144	$128	$115	($13)	(9%)	$11	10 %
Less: Notable items	–	–	14	–	–	–	–	–	–
Other operating expense, adjusted (non-GAAP)	$126	$139	$130	$128	$115	($13)	(9%)	$11	10 %

Citizens Financial Group, Inc.

30

Key performance metrics, Non-GAAP financial measures and reconciliations - segment

$s in millions, except share, per share and ratio data

		THREE MONTHS ENDED MAR 31, 2017				THREE MONTHS ENDED DEC 31, 2016				THREE MONTHS ENDED SEPT 30, 2016			
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:													
Net income (loss) (GAAP)	A	$95	$180	$45	$320	$92	$172	$18	$282	$92	$162	$43	$297
Less: Preferred stock dividends		–	–	7	7	–	–	–	–	–	–	7	7
Net income available to common stockholders	B	$95	$180	$38	$313	$92	$172	$18	$282	$92	$162	$36	$290
Return on average tangible common equity:													
Average common equity (GAAP)		$5,460	$5,528	$8,472	$19,460	$5,275	$5,278	$9,092	$19,645	$5,190	$5,172	$9,448	$19,810
Less: Average goodwill (GAAP)		–	–	6,876	6,876	–	–	6,876	6,876	–	–	6,876	6,876
Average other intangibles (GAAP)		–	–	–	–	–	–	1	1	–	–	1	1
Add: Average deferred tax liabilities related to goodwill (GAAP)		–	–	531	531	–	–	523	523	–	–	509	509
Average tangible common equity	C	$5,460	$5,528	$2,127	$13,115	$5,275	$5,278	$2,738	$13,291	$5,190	$5,172	$3,080	$13,442
Return on average tangible common equity	B/C	7.06 %	13.18 %	NM	9.68 %	6.97 %	12.94 %	NM	8.43 %	7.04 %	12.50 %	NM	8.58 %
Return on average total tangible assets:													
Average total assets (GAAP)		$58,660	$49,243	$40,883	$148,786	$58,066	$48,024	$41,225	$147,315	$56,689	$47,902	$39,808	$144,399
Less: Average goodwill (GAAP)		–	–	6,876	6,876	–	–	6,876	6,876	–	–	6,876	6,876
Average other intangibles (GAAP)		–	–	–	–	–	–	1	1	–	–	1	1
Add: Average deferred tax liabilities related to goodwill (GAAP)		–	–	531	531	–	–	523	523	–	–	509	509
Average tangible assets	D	$58,660	$49,243	$34,538	$142,441	$58,066	$48,024	$34,871	$140,961	$56,689	$47,902	$33,440	$138,031
Return on average total tangible assets	A/D	0.66 %	1.48 %	NM	0.91 %	0.63 %	1.42 %	NM	0.79 %	0.64 %	1.35 %	NM	0.86 %
Efficiency ratio:													
Noninterest expense (GAAP)	E	$647	$190	$17	$854	$649	$187	$11	$847	$650	$181	$36	$867
Net interest income (GAAP)		638	346	21	1,005	639	347	–	986	621	327	(3)	945
Noninterest income (GAAP)		220	134	25	379	227	122	28	377	229	123	83	435
Total revenue (GAAP)	F	$858	$480	$46	$1,384	$866	$469	$28	$1,363	$850	$450	$80	$1,380
Efficiency ratio	E/F	75.41 %	39.80 %	NM	61.68 %	74.90 %	39.83 %	NM	62.18 %	76.46 %	40.21 %	NM	62.88 %

		THREE MONTHS ENDED JUNE 30, 2016				THREE MONTHS ENDED MAR 31, 2016			
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:									
Net income (loss) (GAAP)	A	$90	$164	($11)	$243	$71	$133	$19	$223
Less: Preferred stock dividends		–	–	–	–	–	–	7	7
Net income available to common stockholders	B	$90	$164	($11)	$243	$71	$133	$12	$216
Return on average tangible common equity:									
Average common equity (GAAP)		$5,110	$5,040	$9,618	$19,768	$5,089	$4,790	$9,688	$19,567
Less: Average goodwill (GAAP)		–	–	6,876	6,876	–	–	6,876	6,876
Average other intangibles (GAAP)		–	–	2	2	–	–	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		–	–	496	496	–	–	481	481
Average tangible common equity	C	$5,110	$5,040	$3,236	$13,386	$5,089	$4,790	$3,290	$13,169
Return on average tangible common equity	B/C	7.09 %	13.04 %	NM	7.30 %	5.59 %	11.19 %	NM	6.61 %
Return on average total tangible assets:									
Average total assets (GAAP)		$55,660	$47,388	$39,131	$142,179	$55,116	$45,304	$38,360	$138,780
Less: Average goodwill (GAAP)		–	–	6,876	6,876	–	–	6,876	6,876
Average other intangibles (GAAP)		–	–	2	2	–	–	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		–	–	496	496	–	–	481	481
Average tangible assets	D	$55,660	$47,388	$32,749	$135,797	$55,116	$45,304	$31,962	$132,382
Return on average total tangible assets	A/D	0.65 %	1.39 %	NM	0.72 %	0.52 %	1.18 %	NM	0.68 %
Efficiency ratio:									
Noninterest expense (GAAP)	E	$632	$186	$9	$827	$616	$187	$8	$811
Net interest income (GAAP)		602	314	7	923	581	300	23	904
Noninterest income (GAAP)		219	122	14	355	208	99	23	330
Total revenue (GAAP)	F	$821	$436	$21	$1,278	$789	$399	$46	$1,234
Efficiency ratio	E/F	76.98 %	42.88 %	NM	64.71 %	78.08 %	46.74 %	NM	65.66 %

Citizens Financial Group, Inc.™

31

Key performance metrics, Non-GAAP financial measures and reconciliations - underlying

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q17 Change			
		1Q17	4Q16	1Q16	4Q16		1Q16	
					$/bps	%	$/bps	%
Income before income tax expense (GAAP)	A	$434	$414	$332	$20	5 %	$102	31 %
Income tax expense and effective income tax rate, underlying:								
Income tax expense (GAAP)	B	$114	$132	$109	($18)	(14%)	$5	5 %
Less: Settlement of certain state tax matters		(23)	–	–	(23)	100	(23)	100
Income tax expense, underlying	C	$137	$132	$109	$5	4 %	$28	26 %
Effective income tax rate (GAAP)	B/A	26.36 %	31.90 %	32.87 %	(554)	bps	(651)	bps
Effective income tax rate, underlying	C/A	31.56	31.90	32.87	(34)	bps	(131)	bps
Net income, underlying:								
Net income (GAAP)	D	$320	$282	$223	$38	13 %	$97	43 %
Less: Settlement of certain state tax matters		23	–	–	23	100	23	100
Net income, underlying	E	$297	$282	$223	$15	5 %	$74	33 %
Net income available to common stockholders, underlying:								
Net income available to common stockholders (GAAP)	F	$313	$282	$216	$31	11 %	$97	45 %
Less: Settlement of certain state tax matters		23	–	–	23	100	23	100
Net income available to common stockholders, underlying	G	$290	$282	$216	$8	3 %	$74	34 %
Return on average common equity and return on average common equity, underlying:								
Average common equity (GAAP)	H	$19,460	$19,645	$19,567	($185)	(1%)	($107)	(1%)
Return on average common equity	F/H	6.52 %	5.70 %	4.45 %	82	bps	207	bps
Return on average common equity, underlying	G/H	6.05	5.70	4.45	35	bps	160	bps
Return on average tangible common equity and return on average tangible common equity, underlying:								
Average common equity (GAAP)	H	$19,460	$19,645	$19,567	($185)	(1%)	($107)	(1%)
Less: Average goodwill (GAAP)		6,876	6,876	6,876	–	–	–	–
Less: Average other intangibles (GAAP)		–	1	3	(1)	(100)	(3)	(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	481	8	2	50	10
Average tangible common equity	I	$13,115	$13,291	$13,169	($176)	(1%)	($54)	–%
Return on average tangible common equity	F/I	9.68 %	8.43 %	6.61 %	125	bps	307	bps
Return on average tangible common equity, underlying	G/I	8.98	8.43	6.61	55	bps	237	bps
Return on average total assets and return on average total assets, underlying:								
Average total assets (GAAP)	J	$148,786	$147,315	$138,780	$1,471	1 %	$10,006	7 %
Return on average total assets	D/J	0.87 %	0.76 %	0.65 %	11	bps	22	bps
Return on average total assets, underlying	E/J	0.81	0.76	0.65	5	bps	16	bps
Return on average total tangible assets and return on average total tangible assets, underlying:								
Average total assets (GAAP)	J	$148,786	$147,315	$138,780	$1,471	1 %	$10,006	7 %
Less: Average goodwill (GAAP)		6,876	6,876	6,876	–	–	–	–
Less: Average other intangibles (GAAP)		–	1	3	(1)	(100)	(3)	(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	481	8	2	50	10
Average tangible assets	K	$142,441	$140,961	$132,382	$1,480	1 %	$10,059	8 %
Return on average total tangible assets	D/K	0.91 %	0.79 %	0.68 %	12	bps	23	bps
Return on average total tangible assets, underlying	E/K	0.85	0.79	0.68	6	bps	17	bps
Net income per average common share - basic and diluted, underlying:								
Average common shares outstanding - basic (GAAP)	L	509,451,450	512,015,920	528,070,648	(2,564,470)	(1%)	(18,619,198)	(4%)
Average common shares outstanding - diluted (GAAP)	M	511,348,200	513,897,085	530,446,188	(2,548,885)	–	(19,097,988)	(4)
Net income available to common stockholders (GAAP)	F	$313	$282	$216	$31	11	$97	45
Net income per average common share - basic (GAAP)	F/L	0.61	0.55	0.41	0.06	11	0.20	49
Net income per average common share - diluted (GAAP)	F/M	0.61	0.55	0.41	0.06	11	0.20	49
Net income available to common stockholders, underlying	G	290	282	216	8	3	74	34
Net income per average common share - basic, underlying	G/L	0.57	0.55	0.41	0.02	4	0.16	39
Net income per average common share - diluted, underlying	G/M	0.57	0.55	0.41	0.02	4	0.16	39

Citizens Financial Group, Inc.™

32

Key performance metrics, Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		FOR THE THREE MONTHS ENDED														
		MAR. 31, 2017	DEC. 31, 2016	SEP. 30, 2016	JUNE 30, 2016	MAR. 31, 2016	DEC. 31, 2015	SEP. 30, 2015	JUNE 30, 2015	MAR. 31, 2015	DEC. 31, 2014	SEP. 30, 2014	JUNE 30, 2014	MAR. 31, 2014	DEC. 31, 2013	SEP. 30, 2013
Total revenue, adjusted:																
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$1,232	$1,209	$1,200	$1,183	$1,179	$1,161	$1,473	$1,166	$1,158	$1,153
Less: Special items		–	–	–	–	–	–	–	–	–	–	–	288	–	–	–
Less: Notable items		–	–	67	–	–	–	–	–	–	–	–	–	–	–	–
Total revenues, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$1,232	$1,209	$1,200	$1,183	$1,179	$1,161	$1,185	$1,166	$1,158	$1,153
Noninterest expense, adjusted:																
Noninterest expense (GAAP)	C	$854	$847	$867	$827	$811	$810	$798	$841	$810	$824	$810	$948	$810	$818	$788
Less: Restructuring charges and special items		–	–	–	–	–	–	–	40	10	33	21	115	–	26	–
Less: Notable items		–	–	36	–	–	–	–	–	–	–	–	–	–	–	–
Noninterest expense, adjusted (non-GAAP)	D	$854	$847	$831	$827	$811	$810	$798	$801	$800	$791	$789	$833	$810	$792	$788
Efficiency ratio and efficiency ratio, adjusted:																
Efficiency ratio	C/A	62 %	62 %	63 %	65 %	66 %	66 %	66 %	70 %	68 %	70 %	70 %	64 %	69 %	71 %	68 %
Efficiency ratio, adjusted (non-GAAP)	D/B	62	62	63	65	66	66	66	67	68	67	68	70	69	68	68
Net income, adjusted:																
Net income (GAAP)	E	$320	$282	$297	$243	$223	$221	$220	$190	$209	$197	$189	$313	$166	$152	$144
Add: Restructuring charges and special items, net of income tax expense (benefit)		–	–	–	–	–	–	–	25	6	20	13	(108)	–	17	–
Add: Notable items, net of income tax expense (benefit)		–	–	(19)	–	–	–	–	–	–	–	–	–	–	–	–
Net income, adjusted (non-GAAP)	F	$320	$282	$278	$243	$223	$221	$220	$215	$215	$217	$202	$205	$166	$169	$144
Net income per average common share - diluted, and net income per average common share - diluted, adjusted																
Net income available to common stockholders (GAAP)	G	$313	$282	$290	$243	$216	$221	$213	$190	$209	$197	$189	$313	$166	$152	$144
Add: Restructuring charges and special items, net of income tax expense (benefit)		–	–	–	–	–	–	–	25	6	20	13	(108)	–	17	–
Add: Notable items, net of income tax expense (benefit)		–	–	(19)	–	–	–	–	–	–	–	–	–	–	–	–
Net income available to common stockholders, adjusted (non-GAAP)	H	$313	$282	$271	$243	$216	$221	$213	$215	$215	$217	$202	$205	$166	$169	$144
Average common shares outstanding - diluted (GAAP)	P	511,348,200	513,897,085	521,122,466	530,365,203	530,446,188	530,275,673	533,398,158	539,909,366	549,798,717	550,676,298	560,243,747	559,998,324	559,998,324	559,998,324	559,998,324
Net income per average common share - diluted	G/P	$0.61	$0.55	$0.56	$0.46	$0.41	$0.42	$0.40	$0.35	$0.38	$0.36	$0.34	$0.56	$0.30	$0.27	$0.26
Net income per average common share - diluted, adjusted (non-GAAP)	H/P	0.61	0.55	0.52	0.46	0.41	0.42	0.40	0.40	0.39	0.39	0.36	0.37	0.30	0.30	0.26
Return on average tangible common equity and return on average tangible common equity, adjusted:																
Average common equity (GAAP)		$19,460	$19,645	$19,810	$19,768	$19,567	$19,359	$19,261	$19,391	$19,407	$19,209	$19,411	$19,607	$19,370	$19,364	$19,627
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		–	1	1	2	3	3	4	5	5	6	6	7	7	8	9
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	509	496	481	468	453	437	422	403	384	369	351	342	325
Average tangible common equity	J	$13,115	$13,291	$13,442	$13,386	$13,169	$12,948	$12,834	$12,947	$12,948	$12,730	$12,913	$13,093	$12,838	$12,822	$13,067
Return on average tangible common equity	G/J	9.68 %	8.43 %	8.58 %	7.30 %	6.61 %	6.75 %	6.60 %	5.90 %	6.53 %	6.12 %	5.81 %	9.59 %	5.24 %	4.71 %	4.34 %
Return on average tangible common equity, adjusted (non-GAAP)	H/J	9.68	8.43	8.02	7.30	6.61	6.75	6.60	6.67	6.73	6.76	6.22	6.28	5.24	5.24	4.34
Return on average total tangible assets and return on average total tangible assets, adjusted:																
Average total assets (GAAP)	K	$148,786	$147,315	$144,399	$142,179	$138,780	$136,298	$135,103	$135,521	$133,325	$130,671	$128,691	$127,148	$123,904	$120,393	$117,386
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		–	1	1	2	3	3	4	5	5	6	6	7	7	8	9
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	509	496	481	468	453	437	422	403	384	369	351	342	325
Average tangible assets	L	$142,441	$140,961	$138,031	$135,797	$132,382	$129,887	$128,676	$129,077	$126,866	$124,192	$122,193	$120,634	$117,372	$113,851	$110,826
Return on average total tangible assets	E/L	0.91 %	0.79 %	0.86 %	0.72 %	0.68 %	0.67 %	0.68 %	0.59 %	0.67 %	0.63 %	0.61 %	1.04 %	0.57 %	0.53 %	0.52 %
Return on average total tangible assets, adjusted (non-GAAP)	F/L	0.91	0.79	0.80	0.72	0.68	0.67	0.68	0.67	0.69	0.69	0.66	0.68	0.57	0.59	0.52

Citizens Financial Group, Inc.™

33